EXHIBIT 23 — Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84055) pertaining to the Paychex, Inc. 401(k) Incentive Retirement Plan of our report dated May 21, 2004, with respect to the financial statements and schedules of Paychex, Inc. 401(k) Incentive Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

June 21, 2004
Buffalo, New York

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